Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-255712, 333-231145, 333-217608, 333-196528, 333-181195, 333-166615, 333-142759, 333-126676 and 333-271876 on Form S-8 of Cogent Communications Holdings, Inc. of our report dated March 27, 2023, relating to the financial statements of the Wireline Business appearing in this Current Report on Form 8-K/A dated July 17, 2023.

/s/ Deloitte & Touche LLP

Seattle, Washington

July 17, 2023